UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2012

PACIFIC MERCANTILE BANCORP

(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 438-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(c)	Appointment of New Executive Officer.

On September 24, 2012, Thomas M. Vertin was appointed as the President of Commercial Banking of Pacific Mercantile Bank, which is the Company’s wholly-owned banking subsidiary (the “Bank”).

Mr. Vertin held senior executive positions at Silicon Valley Bank from 2007 until 2011, including that Bank’s Western Division Manager from January 1, 2007 until December 2008; Chief Operating Officer from December 2008 to February 2010, and most recently as Head of Sales and Service for that Bank. Between 1993 and 2007, Mr. Vertin held a number of other management positions with Silicon Valley Bank, including San Francisco Regional Manager, Head of Asset Based Lending and Southeast Regional Manager. During 2012, prior to his employment by the Bank, Mr. Vertin provided consulting services, as an independent contractor, to Carpenter Fund Management Company, LLC (“CFMC”). Edward J. Carpenter and John Flemming, who are officers and managing members of CFMC, are the Chairman and a member of the Board of Directors, respectively, of the Company.

The terms of Mr. Vertin’s employment are still being finalized and, once finalized, will be set forth in an employment agreement between him and the Bank. Set forth below is a summary of the expected terms of his employment with the Bank:

Base Salary. $350,000 per year.

Incentive Compensation. Mr. Vertin will be eligible to participate in any bonus or incentive compensation programs adopted for senior executives of the Bank.

Equity Compensation. On September 24, 2012, Mr. Vertin was granted stock options, pursuant to the Company’s 2010 Equity Incentive Plan, entitling him to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $6.81 per share, which is equal to the closing price of the Company’s shares on the NASDAQ Global Market on September 24, 2012. The options will vest (become exercisable) in three approximately equal annual installments on the September 24, 2013, 2014 and 2015, respectively, provided that Mr. Vertin is still in the Bank’s employ on those dates.

Term of Employment. The term of employment is expected to be three years, subject to earlier termination by the Bank, immediately if for cause, or without cause on 30 days prior notice. Mr. Vertin also will be entitled to terminate his employment for any reason effective on 90 days prior written notice to the Bank. No severance or change of control compensation is to be payable by the Bank to Mr. Vertin on an early termination of his employment, whether as a result of a change of control of the Bank, a termination of his employment by the Bank without cause or otherwise.

Other Compensation. It is expected that Mr. Vertin would receive the following additional items of compensation: (i) a signing bonus of $150,000, payable in two installments of $75,000 each, on October 15, 2012 and on April 12, 2013, respectively, provided he is still in the Bank’s employ on those dates; (ii) reimbursement of the reasonable costs he incurs in relocating his principal residence from Northern California to Orange County, California in an aggregate amount up to, but not to exceed, $45,000 and (iii) reimbursement, for six months or until he has relocated his principal residence to Orange County, California, whichever is the shorter period, of the costs of renting temporary housing in Orange County, in an amount not to exceed $5,000 per month and coach airfare to travel, up to three times a month, between Orange County and his residence in Northern California.

In the event that there are any material changes to the terms of Mr. Vertin’s employment from the expected terms described above, we will amend this Current Report to report those changes.

Other than as described above, there have not been any transactions, and none are pending, between the Company or any of its subsidiaries, on the one hand, and Mr. Vertin, on the other hand.

There are no family relationships between Mr. Vertin and any of the directors or officers of the Company or the Bank.

(d)	Election of New Director.

On September 26, 2012, John W. Clark was elected as a member of the Company’s Board of Directors. Mr. Clark has also been appointed as a member of the Board of Directors of the Company’s wholly-owned banking subsidiary, Pacific Mercantile Bank.

Mr. Clark is, and since 1995 has been, a partner in Westar Capital, LLC, which is a private investment firm engaged primarily in the business of providing capital to acquire established growth companies in partnership with the managements of those companies. Mr. Clark also serves on the boards of several Westar portfolio companies. The founder of Westar is George L. Argyros, who also is a member of the Company’s Board of Directors. From 1990 until he joined Westar Capital in 1995, Mr. Clark was a private investor. Prior to 1990, Mr. Clark held management positions at both large and small manufacturing companies as well as professional service firms, including as the President and CEO of a metal and electronic components producer for military and commercial products. Earlier in his career, Mr. Clark was founder and managing partner of a CPA practice, which was later merged into Ernst & Young’s predecessor firm, where he served as the Managing Partner of its Orange County, California office. Mr. Clark received his Bachelor of Science degree in Business from the University of Southern California and is a Certified Public Accountant.

There are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party in which Mr. Clark has a direct or indirect financial interest.

There are no family relationships between Mr. Clark and any of the directors or officers of the Company or any of its subsidiaries.

Item 7.01	Regulation FD Disclosure

On September 26, 2012, the Company issued a press release announcing the appointment of Mr. Vertin as President of the Commercial Banking Division of the Bank. A copy of that press release is attached as Exhibit 99.1 to this Report.

On September 28, 2012, the Company issued a press release announcing the appointment of John W. Clark to the Company’s Board of Directors. A copy of that press release is attached as Exhibit 99.2 to this Report.

In accordance with General Instruction B. 2 of Form 8-K, the information in this Item 7.01 of this Current Report and Exhibits 99.1 and 99.2 hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information or those Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued on September 26, 2012 announcing Mr. Vertin’s appointment as President of the Commercial Banking Division of Pacific Mercantile Bank.

99.2	Press release issued on September 28, 2012 announcing the appointment of John W. Clark to the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: September 28, 2012	By:	/S/ NANCY A. GRAY
Nancy A. Gray,
Senior Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release issued on September 26, 2012 announcing Mr. Vertin’s appointment as President of the Commercial Banking Division of Pacific Mercantile Bank.

99.2	Press release issued on September 28, 2012 announcing the appointment of John W. Clark to the Board of Directors of the Company.

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